Exhibit 4.27

Execution Version

HANGZHOU ZHENXI INVESTMENT MANAGEMENT CO., LTD.

ZHEJIANG TMALL TECHNOLOGY CO., LTD.

AND

ZHEJIANG TMALL NETWORK CO., LTD.

EXCLUSIVE CALL OPTION AGREEMENT

FOR

ZHEJIANG TMALL NETWORK CO., LTD.

January 10, 2018

EXCLUSIVE CALL OPTION AGREEMENT

THIS EXCLUSIVE CALL OPTION AGREEMENT (this “Agreement”) is made on January 10, 2018 (“Execution Date”)

BY AND AMONG:

1.                  Hangzhou Zhenxi Investment Management Co., Ltd. ( “Existing Shareholder”)

Registered Address: Room 505, 5/F, Building No. 3, 969 West Wen Yi Road, Yu Hang District, Hangzhou

Legal Representative: Zheng Junfang

2.                  Zhejiang Tmall Network Co., Ltd. (“Company”); and

Registered Address: Room 506, 5/F, Building No. 3, 969 West Wen Yi Road, Yu Hang District, Hangzhou

Legal Representative: Zhang Yong

3.                  Zhejiang Tmall Technology Co., Ltd. (“WFOE”)

Registered Address: Room 507, 5/F, Building No. 3, 969 West Wen Yi Road, Yu Hang District, Hangzhou

Legal Representative: Zhang Yong

In this Agreement, the aforementioned parties are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.              The Existing Shareholder is the registered shareholder of the Company and lawfully own the total equity interest in the Company, whose contribution to the Company’s Registered Capital is Renminbi Ten Million (RMB10,000,000) and shareholding percentage is 100% as of the Execution Date. Basic information of the Company is set forth in Schedule 1 hereto.

2.              Subject to compliance with the PRC Laws, the Existing Shareholder wishes to transfer to WFOE and/or its designated entity and/or individual the entirety of the equity interest in the Company, and WFOE wishes to accept, or designate any other entity and/or individual to accept, such transfer.

3.              Subject to compliance with the PRC Laws, the Company wishes to transfer to WFOE and/or its designated entity and/or person, the assets of the Company, and WFOE wishes to accept, or designate any other entity and/or individual to accept, such transfer.

4.              Subject to compliance with the PRC Laws, the Company and the Existing Shareholder wish to decrease the capital of the Company in exchange for an increase of capital of the Company by WFOE or other entity and/or individual designated by it, and WFOE wishes to subscribe for, or designate any other entity and/or individual to subscribe for, such capital increase.

5.              In order for such transfer of equity interest or assets to occur, the Existing Shareholder and the Company agree to grant, on an exclusive basis, to WFOE an irrevocable option of being assigned such equity interest and an irrevocable option of purchasing such assets whereby, subject to compliance with the PRC Laws, the Existing Shareholder or the Company shall, upon WFOE’s request, transfer, in accordance with this Agreement, the Option Equity Interest or the Company Assets (as defined below) to WFOE and/or any other entity and/or individual designated by it; in order for such capital decrease of the Company and increase of capital of the Company by WFOE to occur, the Existing Shareholder and the Company agree to grant to WFOE an irrevocable option of capital increase whereby, subject to compliance with the PRC Laws, the Company shall decrease its capital upon WFOE’s request, and WFOE and/or any other entity and/or individual designated by it shall subscribe for the Capital Increase Equity Interest (as defined below) in the Company.

6.              The Company agrees to the grant by the Existing Shareholder to WFOE of an Equity Transfer Option (as defined below) in accordance with this Agreement.

7.              The Existing Shareholder agrees to the grant by the Company to WFOE of an Asset Purchase Option (as defined below) in accordance with this Agreement.

8.              The Company and the Existing Shareholder mutually agree to grant to WFOE a Capital Increase Option (as defined below) in accordance with this Agreement.

NOW, THEREFORE, upon consensus through consultation, the Parties agree as follows:

ARTICLE I     DEFINITIONS

1.1                              Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“PRC Laws”	means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Equity Transfer Option”	means the option granted to WFOE by the Existing Shareholder to acquire, upon WFOE’s request, the equity interest in the Company in accordance with the terms and conditions of this Agreement.

“Asset Purchase Option”	means the option granted to WFOE by the Company to acquire, upon WFOE’s request, any Company Assets in accordance with the terms and conditions of this Agreement.

“Capital Increase Option”

means the option granted to WFOE by the Company and the Existing Shareholder for the Company to decrease its capital upon WFOE’s request (by an amount equal to part or all of the Option Equity Interest (as defined below)) and for WEOE and/or its designated entity and/or individual to subscribe for the newly increased Registered Capital of the Company in accordance with the terms and conditions of this Agreement.

“Option Equity Interest”	means the entirety of Existing Shareholder’s equity interest in the Company’s Registered Capital (as defined below), i.e. the equity interest representing 100% of the Company’s Registered Capital.

“Company’s Registered Capital”

means, as of the Execution Date, the registered capital of the Company in the amount of Renminbi Ten Million (RMB10,000,000), including any augmentation thereof arising out of any form of capital increase during the validity term hereof.

“Transferrable Equity Interest”

means the equity interest in the Company which WFOE shall be entitled to request, upon exercise of its Equity Transfer Option, any of the Existing Shareholder to transfer to it and/or its designated entity and/or individual in accordance with Article III hereof, being either the whole or a part of the Option Equity Interest, as may be determined by WFOE in its sole discretion in light of the PRC Laws then in effect and its own business considerations.

“Transferrable Assets”

means the assets of the Company which WFOE shall be entitled to request, upon exercise of its Asset Purchase Option, the Company to transfer to it and/or its designated entity and/or individual in accordance with Article III hereof, being either the whole or a part of the Company Assets, as may be determined by WFOE in its sole discretion in light of the PRC Laws then in effect and its own business considerations.

“Capital Increase Equity Interest”

means the newly increased registered capital of the Company which WFOE and/or its designated entity and/or individual shall be entitled to subscribe for, upon exercise of the Capital Increase Option by WFOE, after the capital decrease of the Company in accordance with Article III hereof, in an amount as may be determined by WFOE in its sole discretion in light of the PRC Laws then in effect and its own business considerations.

“Exercise of Option”	means the exercise by WFOE of the Equity Transfer Option, the Asset Purchase Option or the Capital Increase Option.

“Transfer Price”

means the aggregate considerations payable by WFOE and/or its designated entity and/or individual to the Existing Shareholder or the Company upon each Exercise of Option for the acquisition of the Transferrable Equity Interest or Transferrable Assets.

“Capital Decrease Price”	means the aggregate considerations payable by the Company to the Existing Shareholder upon each Exercise of Option by WFOE for the decrease of the Company’s Registered Capital.

“Capital Increase Price”

means the aggregate considerations payable by WFOE and/or its designated entity and/or individual to the Company upon each Exercise of Option for the subscription of the Capital Increase Equity Interest.

“Business Permits”

means any approval, permit, filing, registration or the like required of the Company for its lawful and valid operation of all of its business, including, without limitation, the Enterprise Legal Person Business License and other applicable permits and licenses as may then be required by the PRC Laws.

“Company Assets”

means all tangible and intangible assets owned or disposable by the Company during the validity term hereof, including, without limitation, any immovable property, personal property, and intellectual property such as trademarks, copyrights, patents, know-hows, domain names and software use rights.

“Material Agreements”

means any agreement to which the Company is a party having material effect on the business or assets of the Company, including, without limitation, the Exclusive Service Agreement, dated even date herewith, entered into by and between the Company and WFOE, and other agreements pertinent to the business of the Company.

“Exercise Notice”	has the meaning ascribed to it in Section 3.9 hereof.

“Loan Agreement”	means the Loan Agreement entered into by and among the Existing Shareholder and WFOE, dated January 10, 2018.

“Confidential Information”	has the meaning ascribed to it in Section 8.1 hereof.

“Defaulting Party”	has the meaning ascribed to it in Section 11.1 hereof.

“Default”	has the meaning ascribed to it in Section 11.1 hereof.

“Non-defaulting Parties”	has the meaning ascribed to it in Section 11.1 hereof.

“Party’s Rights”	has the meaning ascribed to it in Section 12.5 hereof.

1.2                               In this Agreement, any reference to any PRC Law shall be deemed to include:

(a)                                a reference to such PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and

(b)                                a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3                               Unless otherwise required by the context, a reference to an article, section, clause or paragraph herein shall be a reference to an article, section, clause or paragraph of this Agreement.

ARTICLE II     GRANT OF EQUITY TRANSFER OPTION, ASSET PURCHASE OPTION AND CAPITAL INCREASE OPTION

2.1                               The Existing Shareholder hereby agrees to grant, irrevocably, unconditionally and exclusively, WFOE an Equity Transfer Option whereby WFOE shall be entitled to request at any time (including, without limitation, when WFOE believes, in its own discretion, that there is a risk of the Existing Shareholder transferring all or part of their Option Equity Interest to any third party other than WFOE and/or its designated entity and/or individual as required by the PRC Laws), to the extent permissible by the PRC Laws, the Existing Shareholder to transfer the Option Equity Interest to WFOE and/or its designated entity and/or individual in accordance with the terms and conditions hereof. WFOE hereby agrees to accept such Equity Transfer Option.

2.2                               The Company hereby agrees to the grant by the Existing Shareholder to WFOE of such Equity Transfer Option pursuant to Section 2.1 above and other provisions hereof.

2.3                               The Company hereby agrees to grant, irrevocably, unconditionally and exclusively, WFOE an Asset Purchase Option whereby WFOE shall be entitled to request at any time (including, without limitation, when WFOE believes, in its own discretion, that there is a risk of the Existing Shareholder transferring all or part of their Option Equity Interest to any third party other than WFOE and/or its designated entity and/or individual as required by the PRC Laws), to the extent permissible by the PRC Laws, the Company to transfer all or part of the Company Assets to WFOE and/or its designated entity and/or individual in accordance with the terms and conditions hereof. WFOE hereby agrees to accept such Asset Purchase Option.

2.4                               The Existing Shareholder hereby agrees to the grant by the Company to WFOE of such Asset Purchase Option pursuant to Section 2.3 above and other provisions hereof.

2.5                               The Existing Shareholder and the Company hereby agree to grant, irrevocably, unconditionally and exclusively, to WFOE a Capital Increase Option whereby WFOE shall be entitled to request at any time (including, without limitation, when WFOE believes, in its own discretion, that there is a risk of the Existing Shareholder transferring all or part of their Option Equity Interest to any third party other than WFOE and/or its designated entity and/or individual as required by the PRC Laws) the Company to decrease its capital, and WFOE and/or its designated entity and/or individual shall be entitled to request, to the extent permissible by the PRC Laws, the Capital Increase Equity Interest to be subscribed for by themselves in accordance with the terms and conditions hereof. WFOE hereby agrees to accept such Capital Increase Option.

ARTICLE III     METHOD OF EXERCISE OF OPTIONS

3.1                               Subject to the terms and conditions hereof, to the extent permissible by the PRC Laws, WFOE shall determine the timing, method and times of its Exercise of Options in its absolute and sole discretion.

3.2                               Subject to the terms and conditions hereof, to the extent not contrary to the PRC Laws then in effect, WFOE shall have the right to request at any time the Existing Shareholder to transfer all or part of equity interest in the Company to it and/or other entity and/or individual designated by it.

3.3                               Subject to the terms and conditions hereof, to the extent not contrary to the PRC Laws then in effect WFOE shall have the right to request at any time the Company to transfer all or part of the Company Assets to it and/or other entity and/or individual designated by it.

3.4                               Subject to the terms and conditions hereof, to the extent not contrary to the PRC Laws then in effect WFOE shall have the right to request at any time the Company to decrease its capital and subscribe for the Capital Increase Equity Interest by itself and/or through any other entity and/or individual designated by it.

3.5                               In the case of the Equity Transfer Option, in connection with each Exercise of Option, WFOE shall be entitled to determine in its sole discretion the amount of the equity interest to be transferred by the Existing Shareholder to WFOE and/or other entity and/or individual designated by it as a result of such Exercise of Option; and the Existing Shareholder shall transfer to WFOE and/or other entity and/or individual designated by it the Transferrable Equity Interest in such amount as requested by WFOE. WFOE and/or other entity and/or individual designated by it shall pay the Transfer Price to the transferring Existing Shareholder for the Transferrable Equity Interest acquired as a result of each Exercise of Option.

3.6                               In the case of the Asset Purchase Option, in connection with each Exercise of Option, WFOE shall be entitled to determine in its sole discretion the specific Company Assets to be transferred by the Company to WFOE and/or other entity and/or individual designated by it as a result of such Exercise of Option; and the Company shall transfer to WFOE and/or other entity and/or individual designated by it such Transferrable Assets as requested by WFOE. WFOE and/or other entity and/or individual designated by it shall pay the Transfer Price to the Company for the Transferrable Assets acquired as a result of each Exercise of Option.

3.7                               In the case of the Capital Increase Option, in connection with each Exercise of Option, the Company shall, upon WFOE’s request, determine the amount of capital to be decreased as a result of such Exercise of Option, and WFOE shall be entitled to designate in its sole discretion the Existing Shareholder to reduce their capital contributions to the Company, and the Company and the Existing Shareholder shall decrease the capital of the Company by such amount as requested by WFOE; WFOE shall be entitled to determine the amount of Capital Increase Equity Interest to be subscribed for by WFOE and/or other entity and/or individual designated by it as a result of such Exercise of Option, and the Company shall, upon WFOE’s request, accept the subscription of the Capital Increase Equity Interest by WFOE and/or other entity and/or individual designated by it. The Company shall pay the Capital Decrease Price to the Existing Shareholder in connection with the decrease of Registered Capital of the Company as a result of each Exercise of Option by WFOE, and WFOE and/or other entity and/or individual designated by it shall pay the Capital Increase Price to the Company in connection with the Capital Increase Equity Interest subscribed for as a result of each Exercise of Option.

3.8                               In connection with each Exercise of Option, WFOE may either acquire the Transferrable Equity Interest or the Transferrable Assets or subscribe for the Capital Increase Equity Interest itself or designate a third party to acquire all or part of the Transferrable Equity Interest or Transferrable Assets or subscribe for all or part of the Capital Increase Equity Interest.

3.9                               Whenever WFOE elects to exercise its options hereunder, it shall give the Existing Shareholder and/or the Company an Equity Transfer Option exercise notice, an Asset Purchase Option exercise notice or a Capital Increase Option exercise notice (an “Exercise Notice”, the forms of which are set out in Schedules 2, 3 and 4 hereto respectively). Upon receipt of an Exercise Notice, the Existing Shareholder or the Company shall, acting in accordance with Section 3.5 or Section 3.6 hereof, immediately transfer the Transferrable Equity Interest or the Transferrable Assets to WFOE and/or other entity and/or individual designated by it pursuant to the Exercise Notice on a lump-sum basis, or decrease the capital of the Company in such manner as set forth in Section 3.7 hereof and WFOE and/or other entity and/or individual designated by it shall subscribe for the Capital Increase Equity Interest.

ARTICLE IV     TRANSFER PRICE, CAPITAL DECREASE PRICE AND CAPITAL INCREASE PRICE

4.1                               In the case of the Equity Transfer Option, upon each Exercise of Option by WFOE, the aggregate Transfer Prices payable by WFOE and/or its designated entity and/or individual to the Existing Shareholder shall be the amount of the paid-in contributions to the Company’s Registered Capital as represented by the relevant Transferrable Equity Interest; if the lowest price permissible by the PRC Laws then in effect is higher than such amount of paid-in contributions, the Transfer Price shall be the lowest price permissible by the PRC Laws. Upon receipt of the Transfer Prices, the Existing Shareholder shall immediately apply the Transfer Prices towards repayment of the loans granted by WFOE under the Loan Agreement.

4.2                               In the case of the Asset Purchase Option, upon each Exercise of Option by WFOE, WFOE and/or its designated entity and/or individual shall pay the net book value of the relevant assets to the Company; if the lowest price permissible by the PRC Laws then in effect is higher than such net book value, the Transfer Price shall be the lowest price permissible by the PRC Laws.

4.3                               In the case of the Capital Increase Option, in connection with each Exercise of Option by WFOE, the Company shall pay the Capital Decrease Price to the Existing Shareholder reducing their capital contributions to the Company, which Capital Decrease Price shall be the paid-in amount of Company’s Registered Capital so decreased; if the lowest price permissible by the PRC Laws then in effect is higher than the Capital Decrease Price, the Capital Decrease Price shall be the lowest price permissible by the PRC Laws; the aggregate subscription prices payable by WFOE and/or its designated entity and/or individual to the Company in connection with the subscription of the Capital Increase Equity Interest shall be the Capital Decrease Price paid to the Existing Shareholder for the capital decrease of the Company. Upon receipt of the Capital Decrease Price, the Existing Shareholder shall immediately apply the Capital Decrease Price towards repayment of the loans granted by WFOE under the Loan Agreement.

4.4                               Each Party shall pay, or lawfully withhold and pay, its own taxes and charges under applicable laws arising from the exercise of the Equity Transfer Option, the Asset Purchase Option or Capital Increase Option hereunder.

ARTICLE V     REPRESENTATIONS AND WARRANTIES

5.1                               The Existing Shareholder hereby represents and warrants that:

(a)                                the Existing Shareholder is a limited liability company duly registered and lawfully existing under the PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

(b)                                the Company is a limited liability company duly registered and lawfully existing under the PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

(c)                                 the Existing Shareholder has full power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

(d)                                this Agreement will constitute their legal and binding obligations enforceable against it in accordance with its terms.

(e)                                 the Existing Shareholder is the legal owner of record of the Option Equity Interest as of the date of effectiveness of this Agreement; other than the Equity Transfer Option and the Capital Increase Option created hereunder, the pledge created under the Equity Pledge Agreement dated January 10, 2018 by and among the Company, WFOE and the Existing Shareholder and the proxy rights created under the Shareholders’ Voting Rights Proxy Agreement dated January 10, 2018 by and among the Company, WFOE and the Existing Shareholder, the Option Equity Interest are free from any lien, pledge, claims and other security interests or third party rights. Upon Exercise of Option pursuant to this Agreement, WFOE and/or other entity and/or individual designated by it may obtain good title to the Transferrable Equity Interest free from any lien, pledge, claims and other security interests or third party rights.

(f)                                  other than the Asset Purchase Option created hereunder, the Company Assets are free from any lien, pledge, claims and other security interests or third party rights. Upon Exercise of Option pursuant to this Agreement, WFOE and/or other entity and/or individual designated by it may obtain good title to the Company Assets free from any lien, pledge, claims and other security interests or third party rights.

5.2                               The Company hereby represents and warrants that:

(a)                                it is a limited liability company duly registered and lawfully existing under the PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

(b)                                it has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

(c)                                 this Agreement will be lawfully and duly executed and delivered by it and constitute its legal and binding obligations.

(d)                                other than the Asset Purchase Option created hereunder, the Company Assets are free from any lien, pledge, claims and other security interests or third party rights. Upon Exercise of Option pursuant to this Agreement, WFOE and/or other entity and/or individual designated by it may obtain good title to the Company Assets free from any lien, pledge, claims and other security interests or third party rights.

5.3                               WFOE hereby represents and warrants that:

(a)                                it is a limited liability company duly registered and lawfully existing under the PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

(b)                                it has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

(c)                                 this Agreement will be lawfully and duly executed and delivered by it and constitute its legal and binding obligations.

ARTICLE VI     UNDERTAKINGS BY EXISTING SHAREHOLDER

The Existing Shareholder hereby irrevocably undertakes that:

6.1                               during the validity term of this Agreement, without prior written consent of WFOE:

(a)                                it shall not transfer or otherwise dispose of, or create any security interest or other third party rights on, any Option Equity Interest;

(b)                                it shall not increase or decrease Company’s Registered Capital or cause the Company to be merged with any other entity;

(c)                                 it shall not (and shall cause the management of the Company not to) dispose of any material Company Assets, other than in the ordinary course of business;

(d)                                it shall not (and shall cause the management of the Company not to) terminate any Material Agreement entered into by the Company or enter into any other agreements in conflict with the existing Material Agreements;

(e)                                 it shall not appoint or remove any director, supervisor or other management members appointable and removable by the Existing Shareholder;

(f)                                  it shall not cause the Company to declare distributions or actually effect distribution of any distributable profits, bonuses or dividends;

(g)                                 it shall not take any act or action, including any omission, affecting the valid existence of the Company; it shall not take any action likely to result in the termination, liquidation or dissolution of the Company;

(h)                                it shall not amend the articles of association of the Company; and

(i)                                    it shall not take any act or action, including any omission, in order for the Company to lend or borrow money, provide guarantee or any other form of security, or assume any material obligations outside of its ordinary course of business.

6.2                               during the validity term of this Agreement, it shall use its best efforts to develop the business of the Company and ensure the lawful and compliant operation of the Company and shall not commit any act or omission likely to impair the assets or goodwill of the Company or affect the validity of the Business Permits of the Company.

6.3                               during the validity term of this Agreement, it shall promptly inform WFOE of any circumstances likely to have a material adverse effect on the existence, business operation, financial condition, assets or goodwill of the Company and shall promptly take all measures acceptable to WFOE to remove such adverse circumstances or take effective remedial measures.

6.4                               immediately upon the giving by WFOE of an Exercise Notice:

(a)                                it shall adopt a shareholder’s resolution and shall take all other necessary actions so as to approve the transfer by the Existing Shareholder or by the Company of all relevant Transferrable Equity Interest or Transferrable Assets to WFOE and/or other entity and/or individual designated by it at the relevant Transfer Price or approve the capital decrease of the Company and accept the subscription of the Capital Increase Equity Interest in the Company by WFOE and/or other entity and/or individual designated by it (as the case may be);

(b)                                in the case of the Equity Transfer Option, it shall execute an equity transfer agreement with WFOE and/or other entity and/or individual designated by it whereby all of the relevant Transferrable Equity Interest shall be transferred to WFOE and/or other entity and/or individual designated by it at the relevant Transfer Price, and shall, in accordance with the request of WFOE and the requirements of laws and regulations, provide WFOE with necessary support (including provision and execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all relevant obligations) such that WFOE and/or other entity and/or individual designated by it shall acquire all of the Transferrable Equity Interest free from any legal defects and any security interest, third party restrictions or any other restrictions on equity interest;

(c)                                 in the case of the Capital Increase Option, the Existing Shareholder shall immediately execute a capital decrease agreement with the Company in the form and substance satisfactory to WFOE, and Existing Shareholder shall assist and cooperate with the Company to complete capital decrease formalities, including, without limitation, notification to creditors, announcement of capital decrease, execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all relevant obligations, such that the capital decrease of the Company shall be successfully completed and the Capital Increase Equity Interest shall be successfully subscribed for by WFOE and/or other entity and/or individual designated by it.

6.5                               if the Transfer Prices received by any of the Existing Shareholder in respect of its Transferrable Equity Interest, the Capital Decrease Price received by it in respect of capital decrease of the Company and/or any distribution of remaining properties received by it in the case of termination or liquidation of the Company are in excess of its capital contribution to the Company, or if any of the Existing Shareholder receives from the Company any form of profit distribution, dividend or bonus, then Existing Shareholder agrees and acknowledges that, to the extent not contrary to the PRC Laws, it shall not be entitled to such excess profit and any such profit distribution, dividend or bonus (net of applicable taxes), all of which shall be receivable by WFOE instead. The Existing Shareholder shall instruct the relevant transferee or the Company to pay such excess profit or such distribution into the bank account then designated by WFOE.

6.6                               the Existing Shareholder shall irrevocably consent to the execution and performance of this Agreement by the other Existing Shareholder and the Company, and shall fully cooperate with the other Existing Shareholder and the Company in connection with the execution and performance of this Agreement, including, without limitation, executing all such documents and taking all such actions as necessary or required by WFOE, and shall not commit any act or omission to prevent WFOE from claiming and giving effect to its rights hereunder.

6.7                               once it knows or should have known any possible transfer of the Option Equity Interest held by them to any third parties other than WFOE or any individual or entity designated by WFOE as a result of applicable laws or any judgment or award rendered by a court or arbitral body or for any other reasons, it shall notify WFOE immediately and without delay.

ARTICLE VII     UNDERTAKINGS BY COMPANY

7.1                               The Company hereby irrevocably undertakes that:

(a)                                the Company will exert every effort to assist with the obtaining of any third party consent, permission, waiver or authorization or any governmental approval, permission or exemption or the completion of any registration or filing procedures (if required by law) with any governmental authority requisite for the execution and performance of this Agreement and the grant of the Equity Transfer Option, Asset Purchase Option or Capital Increase Option hereunder.

(b)                                without prior written consent of WFOE, the Company will not assist or permit the Existing Shareholder to transfer or otherwise dispose of, or create any security interest or other third party rights on, any Option Equity Interest.

(c)                                 without prior written consent of WFOE, the Company will not transfer or otherwise dispose of any material Company Assets, other than in the ordinary course of business, or create any security interest or other third party rights on any Company Assets.

(d)                                the Company will not do or permit to be done any act or action likely to have an adverse effect on the interest of WFOE hereunder, including, without limitation, any act or action restricted by Section 6.1.

(e)                                 once it knows or should have known any possible transfer of the Option Equity Interest held by any Existing Shareholder to any third parties other than WFOE or any individual or entity designated by WFOE as a result of applicable laws or any judgment or award rendered by a court or arbitral body or for any other reasons, it shall notify WFOE immediately and without delay.

7.2                               immediately upon the giving by WFOE of an Exercise Notice:

(a)                                the Company shall cause the Existing Shareholder to adopt a shareholder’s resolution and take all other necessary actions so as to approve the transfer by the Company of all relevant Transferrable Assets to WFOE and/or other entity and/or individual designated by it at the relevant Transfer Price, or approve the capital decrease of the Company and accept the subscription of the Capital Increase Equity Interest in the Company by WFOE and/or other entity and/or individual designated by it (as the case may be);

(b)                                in the case of the Asset Purchase Option, the Company shall execute an asset transfer agreement with WFOE and/or other entity and/or individual designated by it whereby all of the relevant Transferrable Assets shall be transferred to WFOE and/or other entity and/or individual designated by it at the relevant Transfer Price, and shall, in accordance with the request of WFOE and the requirements of laws and regulations, cause the Existing Shareholder to provide WFOE with necessary support (including provision and execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all relevant obligations) such that WFOE and/or other entity and/or individual designated by it shall acquire all of the Transferrable Assets free from any legal defects and any security interest, third party restrictions or any other restrictions on the Company Assets.

(c)                                 in the case of the Capital Increase Option, the Company shall immediately execute a capital decrease agreement and an amended and restated articles of association (amendment to the articles of association) with the Existing Shareholder reducing their capital contributions to the Company in the form and substance satisfactory to WFOE, and the Company shall complete, and the Existing Shareholder shall cause the Company to complete, capital decrease formalities, including, without limitation, notification to creditors, announcement of capital decrease, execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all relevant obligations, such that the capital decrease of the Company shall be successfully completed and the Capital Increase Equity Interest shall be successfully subscribed for by WFOE and/or other entity and/or individual designated by it.

ARTICLE VIII     CONFIDENTIALITY OBLIGATIONS

8.1                               Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the business secrets, proprietary information, customer information and all other information of a confidential nature of the other Parties coming into its knowledge during the entry into and performance of this Agreement (“Confidential Information”). Except where prior written consent has been obtained from the Party disclosing the Confidential Information or where disclosure to a third party is mandated by relevant laws or regulations or by the rules of the place of listing of an affiliate of a Party, the Party receiving the Confidential Information shall not disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, either directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

8.2                               The Parties acknowledge that the following information shall not constitute the Confidential Information:

(a)                                any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means;

(b)                                any information which enters the public domain other than as a result of a fault of the receiving Party; or

(c)                                 any information lawfully acquired by the receiving Party from any other source subsequent to the receipt of relevant information.

8.3                               A receiving Party may disclose the Confidential Information to its relevant employees, agents or its appointed professionals provided that such receiving Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons of relevant terms and conditions of this Agreement.

8.4                               Notwithstanding any other provisions of this Agreement, the validity of this article shall not be affected by any suspension or termination of this Agreement.

ARTICLE IX     TERM OF AGREEMENT

This Agreement shall be formed as from the date it is duly executed by the Parties hereto and once formed, the effectiveness of this Agreement shall be retrospective to January 10, 2018; unless otherwise required by WFOE, the term of this Agreement shall end as of the time the entirety of the Option Equity Interest and the Company Assets hereunder shall have been lawfully transferred to WFOE and/or other entity and/or individual designated by it in accordance with the provisions hereof.

ARTICLE X     NOTICES

10.1                        Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

10.2                        Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or email; or upon delivery if delivered in person; or two (2) days after posting if delivered by mail.

ARTICLE XI     LIABILITY FOR DEFAULT

11.1                        The Parties agree and acknowledge that if any Party (“Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform or substantially delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (“Default”) and that in such event, any of the non-defaulting Parties (“Non-defaulting Parties”) shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default:

(a)                                to the extent that either the Existing Shareholder or the Company is the Defaulting Party, WFOE shall be entitled to terminate this Agreement and demand the Defaulting Party to indemnify for damage;

(b)                                to the extent that WFOE is the Defaulting Party, the Non-defaulting Party shall be entitled to demand the Defaulting Party to indemnify for damage, provided that unless otherwise mandatorily stipulated by law, the Non-defaulting Party shall in no event be entitled to terminate or revoke this Agreement.

For the purpose of this Section 11.1, the Existing Shareholder further acknowledges and agrees that its breach of Article VI hereof shall constitute their material breach of this Agreement; the Company further acknowledges and agrees that its breach of Article VII hereof shall constitute its material breach of this Agreement.

11.2                        Notwithstanding any other provisions hereof, the validity of this article shall not be affected by any termination of this Agreement.

ARTICLE XII     MISCELLANEOUS

12.1                        This Agreement is made in Chinese in five (5) originals, of which one (1) copy shall be held by the Company, one (1) copy shall be used for governmental approval/registration purposes and the remaining copies shall be kept by WFOE.

12.2                        The entry into, effectiveness and interpretation of, and resolution of disputes under, this Agreement shall be governed by the PRC Laws.

12.3                        Dispute Resolution

(a)                                All disputes arising out of or in connection with this Agreement shall be first settled by the relevant Parties through amiable consultations; if such Parties fail to resolve the dispute through consultations, the dispute shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration according to CIETAC arbitration rules in effect at the time of applying for arbitration. The seat of arbitration shall be in Hangzhou. The arbitration award shall be final and binding on the relevant Parties. Except as otherwise required by the arbitration award, the arbitration fees shall be borne by the losing party. The losing party shall also indemnify for the attorneys’ fee and other expenses incurred by the winning party.

(b)                                Pending the resolution of such dispute, the Parties shall continue to perform the remaining provisions of this Agreement other than the disputed matters.

12.4                        No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

12.5                        No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

12.6                        The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

12.7                        Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

12.8                        Once executed, this Agreement shall replace any other legal documents previously entered into by the Parties in respect of the same subject matter hereof. Any amendments or supplements to this Agreement shall be made in writing. Except for the transfer of rights hereunder by WFOE according to Section 12.9 hereof, such amendments or supplements shall become effective only if they are duly signed by the Parties hereto.

12.9                        Without prior written consent of WFOE, the other Parties shall not assign any of their rights and/or obligations hereunder to any third party. The other Parties agree that WFOE shall have the right to unilaterally transfer any right and/or obligation hereunder to any third party without written consent of the other Parties, provided that a written notification to this effect shall be sent to the other Parties.

12.10                 This Agreement shall be binding upon the legal assignees or successors of the Parties. The Existing Shareholder warrants to WFOE that it has made all appropriate arrangements and executed all necessary documents to ensure that, in the event of its bankruptcy, dissolution or occurrence of other circumstances that might affect exercise of its shareholder rights, its legal assignee, successor, heir, liquidator, bankruptcy administrator, creditor, and other persons that might consequently acquire the equity interest in or relevant rights of the Company cannot affect or impede the performance of this Agreement. For this purpose, the Existing Shareholder and the Company shall promptly sign all other documents and take all other actions (including, without limitation, notarization of this Agreement) as required by WFOE.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. EXECUTION PAGE FOLLOWS]

(EXECUTION PAGE ATTACHED SEPARATELY)

[Signature Page to Exclusive Call Option Agreement for Zhejiang Tmall Network Co., Ltd.]

WFOE:

[Seal of Zhejiang Tmall Technology Co., Ltd.]
(Seal)

[Signature Page to Exclusive Call Option Agreement for Zhejiang Tmall Network Co., Ltd.]

Existing Shareholder:

[Seal of Hangzhou Zhenxi Investment Management Co., Ltd.]
(Seal)

[Signature Page to Exclusive Call Option Agreement for Zhejiang Tmall Network Co., Ltd.]

Company:

[Seal of Zhejiang Tmall Network Co., Ltd.]
(Seal)

SCHEDULE 1:

BASIC INFORMATION OF THE COMPANY

Company Name:	Zhejiang Tmall Network Co., Ltd.

Registered Address:	Room 506, 5/F, Building No. 3, 969 West Wen Yi Road, Yu Hang District, Hangzhou

Registered Capital:	Renminbi Ten Million (RMB10,000,000)

Legal Representative: Zhang Yong

Shareholding Structure:

Shareholder	Shareholding Percentage	Amount of Subscribed Capital Contribution (RMB)
Hangzhou Zhenxi Investment Management Co., Ltd.	100%	10,000,000
Total		10,000,000

Schedule 1 to Exclusive Call Option Agreement for Zhejiang Tmall Network Co., Ltd.

SCHEDULE 2:

FORM OF EXERCISE NOTICE

To: Hangzhou Zhenxi Investment Management Co., Ltd.

WHEREAS, pursuant to that certain Exclusive Call Option Agreement (“Option Agreement”) dated ___________________ by and among us, you, and Zhejiang Tmall Network Co., Ltd. (“Company”), to the extent permissible by PRC laws and regulations, you shall, at our request, transfer your equity interest in the Company to us or any third party designated by us.

NOW, THEREFORE, we hereby notify you of the following:

We hereby request to exercise our Equity Transfer Option under the Option Agreement whereby we or [•] [name of entity or individual] designated by us shall acquire from you your [•]% equity interest in the Company (“Subject Equity Interest”). You are kindly required to transfer all of the Subject Equity Interest to us or [name of entity or individual] designated by us in accordance with the provisions of the Option Agreement immediately upon receipt of the present notice.

Sincerely yours,

Zhejiang Tmall Technology Co., Ltd.

(Seal)

Authorized Representative:

Date:

Schedule 2 to Exclusive Call Option Agreement for Zhejiang Tmall Network Co., Ltd.

SCHEDULE 3:

FORM OF EXERCISE NOTICE

To: Zhejiang Tmall Network Co., Ltd.

WHEREAS, pursuant to that certain Exclusive Call Option Agreement (“Option Agreement”) dated ___________________ by and among us and Hangzhou Zhenxi Investment Management Co., Ltd., to the extent permissible by PRC laws and regulations, you shall, at our request, transfer your assets to us or any third party designated by us.

NOW, THEREFORE, we hereby notify you of the following:

We hereby request to exercise our Asset Purchase Option under the Option Agreement whereby we or [•] [name of entity or individual] designated by us shall acquire from you all of the assets as separately set out in the list attached hereto (“Subject Assets”). You are kindly required to transfer all of the Subject Assets to us or [name of entity or individual] designated by us in accordance with the provisions of the Option Agreement immediately upon receipt of the present notice.

Sincerely yours,

Zhejiang Tmall Technology Co., Ltd.

(Seal)

Authorized Representative:

Date:

Schedule 3 to Exclusive Call Option Agreement for Zhejiang Tmall Network Co., Ltd.

SCHEDULE 4:

FORM OF EXERCISE NOTICE

To: Zhejiang Tmall Network Co., Ltd.

Hangzhou Zhenxi Investment Management Co., Ltd.

WHEREAS, pursuant to that certain Exclusive Call Option Agreement (“Option Agreement”) dated ___________________ by and among us, Zhejiang Tmall Network Co., Ltd. (“Company”), and Hangzhou Zhenxi Investment Management Co., Ltd., to the extent permissible by PRC laws and regulations, you shall, at our request, decrease the capital of the Company (“Capital Decrease”) and we or any third party designated by us shall subscribe for the newly increased registered capital of the Company.

NOW, THEREFORE, we hereby notify you of the following:

We hereby request to exercise our Capital Increase Option under the Option Agreement to request the Company to effectuate the Capital Decrease, thereby decreasing Company’s Registered Capital by RMB[•]. Upon completion of such Capital Decrease, the Company’s Registered Capital shall be changed to [•], and [the Existing Shareholder] shall cease to hold any equity interest in the Company/[the Existing Shareholder] shall hold [•]% equity interest in the Company.

Meanwhile, we or [•] [name of entity or individual] designated by us shall subscribe for the newly increased registered capital of the Company in the amount of [•], and upon completion of such capital increase, the Company’s Registered Capital shall be changed to [•].

You are kindly required to complete the Capital Decrease in accordance with the provisions of the Option Agreement immediately upon receipt of the present notice, and we or [name of entity or individual] designated by us will subscribe for the newly increased registered capital of the Company.

Sincerely yours,

Zhejiang Tmall Technology Co., Ltd.

(Seal)

Authorized Representative:

Date:

Schedule 4 to Exclusive Call Option Agreement for Zhejiang Tmall Network Co., Ltd.